Exhibit 10.13



                                    LOAN AGREEMENT
                                    --------------



               THIS AGREEMENT ("Agreement") made and entered into as of the 6th day of February, 1997, by and between THE LION BREWERY, INC., a Pennsylvania corporation with its principal office at 700 North Pennsylvania Avenue, Wilkes-Barre, Pennsylvania (the "Borrower"); and CORESTATES BANK, N.A., a banking corporation with offices located at 130 Wyoming Avenue, Scranton, Lackawanna County, Pennsylvania 18704 (the "Bank")


                                 W I T N E S S E T H:

               WHEREAS, the Borrower is in the process of making capital improvements to its production facility in Wilkes-Barre, Pennsylvania to increase its production capacity and efficiency (the "Project"); and

               WHEREAS, in connection with the Project, Borrower has applied to the Bank for a revolving line of credit in the amount of TWO MILLION FIVE HUNDRED THOUSAND and 00/100 ($2,500,000.00) DOLLARS (the "Revolver") and further, has applied to the Bank for a working capital line of credit in the amount of FIVE MILLION and 00/100 ($5,000,000.00) DOLLARS (the "Line") (the Revolver and the Line being hereinafter sometimes collectively referred to as the "Loans"); and

               WHEREAS, the Bank is willing to make the Loans to Borrower pursuant to the terms and conditions of this Agreement and all other loan documents referred to in this Agreement (all of which are hereinafter sometimes collectively referred to as the "Loan Documents" and are incorporated into this Agreement by reference).

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               SECTION 1.     THE LOANS.
                              ---------

                    (a)  Revolver. The Bank shall make a credit facility
                         --------
          available to Borrower in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND and 00/100 ($2,500,000.00) DOLLARS, the proceeds of which will be used by Borrower for capital expenditures related to increasing production capacity and efficiency at its production facility in Wilkes-Barre, Pennsylvania.

                    (b)  The Line.  The Bank shall make a credit facility
                         --------
          available to Borrower in the principal amount of FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS which shall be used primarily for working capital.

                    (c)  Term and Interest.
                         -----------------

                         (i)  Revolver.  Unless terminated due to an Event
                              --------
          of Default (hereinafter defined) or unless converted to a term loan as hereinafter provided, the Revolver shall mature three (3) years from the date hereof, at which time all outstanding principal, accrued and unpaid interest and any and all other costs associated with the Revolver shall be due and payable. Interest on the outstanding principal balance of the Revolver shall be paid monthly on all prime rate loans and on the earlier of the last day of the applicable rate period or quarterly for all LIBOR costs, whichever is sooner, based upon, and at Borrower's option, either:

                              A)   Bank's Prime Rate (hereinafter defined)
          minus one-half (1/2%) percent; or

                              B)   LIBOR Based Rate (hereinafter defined)
          plus 75 basis points; or

                              C)   Bank's Offered Rate (hereinafter
          defined).

               All rate requests shall be in writing on the Bank's Rate Notification Form. Interest on all loans shall be computed on actual/360 basis.

               The Borrower shall have the option, at any time, to convert the outstanding principal balance of the Revolver to a term loan of either three (3) or five (5) years from the date of the exercise of the option (the "Term Loan Option"). In the event the Term Loan Option is exercised, Borrower shall repay the outstanding principal balance under the Term Loan Option in equal monthly payments of principal plus interest based upon the term selected. Bank agrees to quote a fixed rate of interest option to the Borrower upon request. Fixed rate loans may not be prepaid without penalty. Bank shall advise Borrower of penalty upon Borrower's request for fixed rate loan. All outstanding Term Loans shall reduce the availability for borrowing under the Revolver.

                         (ii) The Line.  Unless terminated due to an Event
                              --------
          of Default (hereinafter defined), the Line shall mature three (3) years from the date hereof, at which time all outstanding principal, accrued and unpaid interest and any and all other costs associated with the Line shall be due and payable.
          Interest on the outstanding principal balance of the Line shall be paid monthly based upon and at Borrower's option, either:

                              A)   Bank's Prime Rate (hereinafter defined)
          minus one-half (1/2%) percent; or

                              B)   LIBOR Based Rate (hereinafter defined)
          plus 75 basis points; or

                              C)   Bank's Offered Rate (hereinafter
          defined).

               The Bank's Prime Rate is a floating rate of interest that is designated from time to time by the Bank as the "Prime Rate" and is used by the Bank as a reference rate with respect to different interest rates charged to Borrower. The rate of interest payable shall change simultaneously and automatically upon the Bank's designation of any change in such Prime Rate. The Bank's determination and designation from time to time of the Prime Rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower than or different from the Prime Rate.

               LIBOR Based Rate means the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time, to the principal London branch of the Bank, two business days prior to the first day of the date on which the quoted rate is to become effective for the offering by leading banks in the London interbank market of dollar deposits in immediately available funds for a one, two, three or six month period as appropriate ("Interest Period"), and in an amount comparable to the unpaid principal balance of the Applicable Loan. Interest Periods with respect to the LIBOR Based Rate means each 30, 60, 90 or 180 day period as elected by the Borrower commencing of the date hereof and ending on the date which is the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that if an Interest Period would end on a day that is not a Business Day (hereinafter defined), such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

               The Bank's Offered Rate is a rate of interest quoted by the Bank, from time to time, as an interest rate that the Borrower has the option of selecting with respect to advances under this facility, the quotation and duration of which interest rate shall be offered to the Borrower from time to time by the Bank in its sole discretion.

               Notwithstanding anything contained herein to the contrary, upon and after the occurrence of an Event of Default which is not cured to the satisfaction of the Bank, interest shall accrue at an annual rate (before and after judgment) equal to the Prime Rate plus three percent (3%) per annum.

               Subject to the provisions of this Agreement, interest shall be payable by the Borrower monthly, in arrears, on the first day of each month, or as otherwise billed by the Bank.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required to close under the laws of the Commonwealth of Pennsylvania and a day on which dealings in United States dollar deposits are also are also carried on in the London interbank market and banks are open for business in London, England.

               No later than three (3) Business Days prior to the end of each relevant Interest Period in the case of renewal of a LIBOR Based Rate, the Borrower shall elect, in writing, the LIBOR Based Rate and Interest Period, Bank's Prime Rate minus one-half (1/2%) percent or Bank's Offered Rate. Such election in the case of the LIBOR Based Rate, once made, shall be irrevocable and if no election is made three (3) Business Days prior to the end of each relevant Interest Period, the Borrower shall be deemed to have elected to pay interest at the Prime Rate minus one-half (1/2%) percent until such time as it elects by giving three (3) Business Days prior notice to pay interest at the LIBOR Based Rate for an Interest Period. LIBOR Rate Loans may not be added to or prepaid prior to the expiration of their stated interest period without penalty.

               Upon prepayment of any LIBOR Rate Loan on a day other than the last day of the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, demand or otherwise), the Borrower shall pay to the Bank within five (5) Business Days after demand, an amount equal to the Bank's "funding costs", which shall mean the sum of:

                         (i) the principal amount of the LIBOR Rate Loan prepaid, multiplied by the number of days between the date of prepayment and the last day of the applicable Interest Period, divided by 360, multiplied by the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                         (ii) all reasonable out-of-pocket expenses incurred by the Bank in connection with such payment, prepayment or failure to borrow.

          The Bank's determination of the amount of any "funding costs" payable under this paragraph shall be conclusive in the absence of manifest error.

               If the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Rate Loans, the Bank shall give notice thereof to the Borrower, whereupon (until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist), the obligation of the Bank to make LIBOR Rate Loans shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon and any "funding costs" incurred by the Bank hereunder.

                    (d)  Method of Payments.  Borrower irrevocably
                         ------------------
          authorizes Bank to debit its designated account for all payments due under the Loans. The Bank shall furnish written verification of each payment charged against the account. The Borrower shall promptly pay Bank such amounts as may be due if the designated account balance is insufficient.

                    (e)  Notes.  The Loans shall be evidenced by the
                         -----
          Borrower's Notes of even date herewith (the "Notes"), the terms of which are incorporated herein by reference thereto. If Borrower shall have the privilege of prepaying (as herein provided) the principal balance of the Notes, such prepayments shall be applied to the installments of the Note in inverse order of maturity and shall not postpone or interrupt the payment of monthly or other installments as they shall become due.

               SECTION 2.     CLOSING DOCUMENTS.
                              -----------------

                    This Loan Agreement, the documents referenced herein and those executed and exchanged at settlement are hereinafter sometimes collectively referred to as the "Loan Documents" and are incorporated herein by reference thereto.

               SECTION 3.     CLOSING AND DISBURSEMENTS.
                              -------------------------

                    (a) The obligation of the Bank to close on the Loans shall be conditioned upon:

                         (i)  An opinion of counsel for the Borrower
          satisfactory to the Bank and its counsel, providing, among other things, that to the best of counsel's knowledge the representations and warranties of the Borrower contained in the Loan Documents are true and correct, that the Loan Documents executed and delivered to the Bank by the Borrower are valid and binding subject to appropriate reservation of creditors' rights language;

                         (ii) Its receipt of fully executed original copies of this Loan Agreement, the Loan Documents and any and all other documents reasonably requested by the Bank and its counsel;

                         (iii) Its receipt of the tax identification numbers of Borrower; and

                         (iv)      Its receipt of the Articles of
          Incorporation and By-Laws of Borrower.

               SECTION 4.     EVENTS OF DEFAULT.  Each of the following
                              -----------------
          shall constitute an Event of Default under the Loans ("Event of Default"), whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower, or be effected by operations of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                    (a) Any payment of the principal, interest or other charges under or in connection with any of the Loans shall not be made within fifteen (15) days of their due date.

                    (b) Any Representation or Warranty in the Loan Documents shall prove to have been incorrect or misleading when made, in any material respect.

                    (c) Borrower shall (i) become insolvent, (ii) admit its inability to pay its debts as they become due, (iii) make an assignment for the benefit of its creditors, (iv) be adjudicated, bankrupt or insolvent, (v) voluntarily initiate proceedings under any present or future bankruptcy or reorganization law, or (vi) become the subject of any involuntary proceedings under any present or future bankruptcy or reorganization law that shall not have been discharged within sixty (60) days after commencement of such proceedings.

                    (d) The Borrower shall fail to observe or perform any other agreement or covenant contained in any of the Loan Documents not cured within thirty (30) days of written notice to Borrower from Bank (such notice period being concurrent with and not in addition to any other notice period that may be specified in any of the other Loan Documents), provided, however, that Bank may, in its sole discretion, allow Borrower to pursue a cure of the default if it is incapable of being cured within the thirty
          (30) day period and Borrower diligently pursues a cure.

                    (e) The Borrower or any Subsidiary of the Borrower shall fail to pay any indebtedness for borrowed money (other than the Notes) of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after the giving of any required notice or the expiration of any grace or cure period, or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                    (f) The entry of any judgment against the Borrower or any Subsidiary thereof or the issuing of any attachment or garnishment against any property of the Borrower or any Subsidiary thereof in the aggregate amount of $250,000 which judgment, attachment or garnishment shall continue unsatisfied and in effect for a period of 20 consecutive days (following notice from the creditor and/or Bank and/or any other reliable party) without being vacated, discharged, satisfied or bonded pending appeal; or

                    (g)  The dissolution, merger, consolidation,
          reorganization or change in control (as "control" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Borrower or any Subsidiary thereof or the sale or transfer of any substantial portion of the Borrower's assets; or

                    (h) Any "Event of Default" shall occur under the terms of any of the Loan Documents.

               SECTION 5.     CROSS-DEFAULT OF LOANS.
                              -----------------------

                    The Borrower agrees, covenants and represents that a default under either of the Loans shall constitute a default under all of the Loans and would allow Bank the right to exercise any of its remedies with respect to any of the Loans.

               SECTION 6.     REMEDIES.  Upon the occurrence and during the
                              --------
          continuance of any Event of Default, and in every such event, the Bank shall have the right, after the expiration of any applicable notice and cure period, to:

                    (a) Declare the outstanding principal of, and all unpaid and accrued interest on the Loans, and all other amounts owed by the Borrower under this Agreement with respect to the Loans or otherwise to the Bank (whenever or howsoever arising, and whether or not then due) to be, and such principal, interest and other amounts shall thereupon become immediately due and payable;

                    (b) Exercise all rights and remedies specified in this Agreement and/or the other Loan Documents; and

                    (c) Exercise all other rights and remedies available at law or at equity.

                    Presentment, demand, promise or notice of any kind are hereby expressly waived. The Bank's rights and remedies shall be cumulative and not exclusive, may be exercised from time to time, and need not be exercised in any given order.

                    The Bank shall further be entitled to be reimbursed for any and all reasonable costs incurred by it in exercising its remedies.

               SECTION 7.     WARRANTIES AND REPRESENTATIONS.  The Borrower
                              ------------------------------
          warrants and represents to the Bank and agree that:

                    (a) Borrower is a Pennsylvania corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and that Borrower has the power and authority to own its property and assets, to carry on its business as is now being conducted and is qualified to do business in every jurisdiction in which it is required to qualify to do business.

                    (b) no consent of any party is required in connection with the Borrower's execution, delivery, performance, validity or enforceability of the Loan Documents.

                    (c) the Borrower has the power to execute, deliver and perform this Agreement and the other Loan Documents, and when executed and delivered, this Agreement and the other Loan Documents will be valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

                    (d) the execution, delivery and performance of this Agreement and the other Loan Documents has been duly authorized by all corporate and legal action required for the lawful creation and issuance of such documents by the Borrower will not violate any provision of any law, any order of any court or governmental agency or the By-Laws of the Borrower.

                    (e) the execution, delivery and performance of this Agreement and the other Loan Documents will not violate any provision of any contract to which the Borrower's properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such Contract or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower.

                    (f) except as disclosed in the Schedule attached hereto, there are no actions, suits or proceedings before any court or governmental department or agency pending, or to the knowledge of the Borrower, threatened (i) with respect to any of the transactions contemplated by the Loan Documents or (ii) against or affecting the Borrower or any of its properties which, if adversely determined, would have a material adverse affect on the financial condition, business or operations of the Borrower or upon its ability to perform any of its obligations under the Loan Documents. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department or agency, which default would have a material adverse affect on the financial condition, business operations of the Borrower or upon its ability to perform any of its obligations under the Loan Documents.

                    (g) the Borrower is not in default under any material existing agreement, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default hereunder as of the date hereof.

                    (h) the Borrower has filed or caused to be filed all tax returns and reports required by law and have paid all taxes shown to be due and payable on said returns or reports or on any assessments made against it. No tax liens have been filed against any asset of the Borrower and no claims are being asserted with respect to such taxes which could have a material adverse affect on the financial condition, business or operations of the Borrower.

                    (i) the Borrower is in compliance with, and has received no notice of non-compliance with respect to all federal, state and local laws relating to the conduct of its business.

                    (j) all financial information regarding the Borrower which has been or will be furnished to the Bank is, or will be when furnished, true and correct and does or will when furnished represent fairly, accurately and completely, the financial condition of the Borrower and the results of its operations as of the dates and for the periods for which the same were furnished. All such financial statements of the Borrower will have been prepared in accordance with the generally accepted accounting principals ("GAAP"). There are no liabilities, direct or indirect, fixed or contingent, of the Borrower of a character which under GAAP should have been but were not reflected in such financial statements or in the notes thereto.

                    (k) the proceeds of the Loans shall be used solely and exclusively as provided in Section 1 hereof.

               SECTION 8.     AFFIRMATIVE COVENANTS.  Borrower hereby
                              ---------------------
          covenants and agrees that:

                    (a) Borrower shall furnish to the Bank, within ninety-one (91) days after the close of each fiscal year, audited financial statements, together with its annual 10-K financial reports, all supporting schedules and notes, and accompanied by an opinion thereon to the Bank by an independent certified public accountant satisfactory to the Bank. The statements will be prepared in accordance with GAAP.

                    (b) Borrower shall furnish to the Bank, within forty-five (45) days of the close of each fiscal quarter, its 10-Q quarterly financial reports, certified by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP.

                    (c) Borrower shall provide the Bank within thirty (30) days after the end of each fiscal year, with its annual projection and budget for the immediately succeeding fiscal year.

                    (d) Borrower shall maintain and keep all of its property in good repair, working order and condition or make or cause to be made all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency of all such property shall at all times be properly preserved and maintained.

                    (e) Borrower shall duly pay and discharge all taxes, assessments and governmental charges levied upon or assessed against it or against its properties or income prior to the date on which penalties are attached thereto, unless and except to the extent only that such taxes and assessments and charges shall be contested in good faith and by appropriate proceedings diligently conducted by it (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) and provided that such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore.

                    (f) Borrower shall promptly give notice, in writing, to the Bank of the occurrence of any material litigation, arbitration or governmental proceeding affecting it and of any governmental investigation or labor dispute pending or, to its knowledge, threatened, which could reasonably be expected to interfere substantially with its normal operations or materially adversely affect its financial condition.

                    (g) Borrower shall maintain and keep proper records and books of account in conformance with GAAP applied on a consistent basis and to which full, true and correct entries shall be made of all of its dealings and business affairs.

                    (h) Borrower shall permit any of the officers, employees or representatives of the Bank to visit and to examine and copy the books and records and discuss their affairs, finances and accounts during normal business hours, and as often as the Bank may reasonably request subject to reasonable prior notice to Borrower and opportunity to be present and participate in any such examination and/or discussions. The Bank shall exercise its customary care in maintaining the confidentiality of such information.

                    (i) Borrower shall keep all insurable property, real and personal, now owned or hereinafter acquired, insured at all times against loss or damage by fire and extended coverage risks and other hazards of the kinds customarily insured against and in amounts customarily carried by businesses engaged in comparable businesses and comparably situated and promptly from time to time upon request of the Bank, deliver to the Bank a summary schedule indicating all insurance then in effect, together with all such policies, certificates of insurance and such other information relating thereto as the Bank may, from time to time, request.

                    (j) Borrower shall preserve and protect each of its patents, franchises, licenses, trademarks and trademark rights, trade name, trade name rights, and copyrights used or useful in the conduct of its business. Changes to brands and/or labels in the ordinary course of Borrower's business shall be excluded from this provision.

                    (k) Borrower shall maintain, obtain (to the extent necessary) and comply, in all material respects, with all required permits, licenses, registrations, and approvals relating to its operations.

                    (l) Borrower shall comply, in all material respects, with all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and clean up of any hazardous or toxic waste or substance which is subject to the provisions of any federal, state or local environmental statute or regulation.

                    (m) Borrower shall notify the Bank if it receives (i) any notice from any governmental agency that it is a potentially responsible party in any proceeding under federal, state or local environmental statutes or regulations, (ii) any notice of any claim, proceeding, litigation, order, directive, citation or request for information concerning environmental condition, or notice of any alleged violation of any environmental statute, ordinance, regulation or permanent condition, or (iii) any information concerning any potentially adverse environmental condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any hazardous or toxic waste or substance.

                    (n) Borrower shall promptly give notice, in writing, to the Bank, of the occurrence of any Event of Default and of any condition, event, act or omission which, with the given of notice or the lapse of time or both, would constitute an Event of Default hereunder or under the other Loan Documents, or under any agreement or document securing, evidencing or relating to the Loan Documents.

                    (o) Except as set forth herein, all other lines of credit of the Borrower shall be cancelled or terminated.

               SECTION 9.     NEGATIVE COVENANTS.  Borrower hereby
                              ------------------
          covenants and agrees that:

                    (a) Borrower will not undergo a change in control or ownership absent the written consent of the Bank.

                    (b) Borrower shall not violate any applicable law to the extent that the consequences of any such violation may have a material adverse affect on its financial condition or operations or may impair its ability to perform its obligations under the Loan Documents.

                    (c) Borrower shall not, except for sales or other dispositions of inventory in the ordinary course of business, sell, lease, transfer, or otherwise dispose of in a single transaction, or a series of related transactions, all or any material part of its property or assets, whether now owned or hereinafter acquired, to any person, firm or corporation; nor sell, assign or discount any of its accounts receivable or any promissory note held by it, with or without recourse.

                    (d) Borrower shall not, in the aggregate, incur additional indebtedness (including capital leases) and/or pledge its assets in excess of $250,000.00 per year without the Bank's prior written consent.

               SECTION 10.    FINANCIAL COVENANTS.  Borrower hereby
                              -------------------
          covenants and agrees that:

                    (a) The Borrower will maintain a ratio of current assets to current liabilities of not less than 1.50 to 1.00 as of the end of each fiscal quarter during the term of this Agreement commencing with the Borrower's fiscal year beginning October 1, 1996. The outstanding balances under the revolver and line of credit facility referred to herein shall be excluded from this ratio.

                    (b) The Borrower will maintain at the end of each fiscal quarter a combined ratio of total debt to Tangible Net Worth of no greater than .75 to 1.00.

                    (c) The Borrower will maintain on a rolling four quarter basis a combined Debt Service Coverage Ratio of at least
          1.50 to 1.00. As used herein, "Debt Service Coverage Ratio" shall be calculated as follows: the sum of (1) net income after taxes plus depreciation and amortization minus dividends and unfunded capital expenditures paid of the Borrower; divided by
          (2) the combined current maturities of long term debt plus capital leases of the Borrower for that period. The outstanding balances under the revolver and line of credit facility referred to herein shall be excluded from this ratio.

               SECTION 11.    DEPOSIT RELATIONSHIP.  The Borrower agrees
                              --------------------
          that all operating and cash management accounts will be maintained at the Bank.

               SECTION 12.    DISCLAIMER OF RELATIONSHIPS.  The Borrower
                              ---------------------------
          acknowledges that nothing contained in this Agreement or in the other Loan Documents, or any act of the Bank, shall be deemed or construed to create any relationship of a third-party beneficiary, or of principal or agent, or of limited or general partnership, or of joint venture, or of any association or relationship between the Borrower and the Bank other than that of debtor and creditor.

               SECTION 13.    NOTICES.  All notices to be given by any
                              -------
          party as required hereunder shall be in writing and shall be addressed as follows:

                    Bank:            Corestates Bank, N.A.
                                     130 Wyoming Avenue
                                     Scranton, PA  18503
                                     Attention:  Frank Heston,
                                                 Assistant Vice President


                    With a copy to:  Joseph L. Persico, Esquire
                                     Rosenn, Jenkins & Greenwald, L.L.P.
                                     15 South Franklin Street
                                     Wilkes-Barre, PA  18711


                    Borrower:        The Lion Brewery, Inc.
                                     700 North Pennsylvania Avenue
                                     Wilkes-Barre, PA  18705
                                     Attention:  Patrick Belardi,
                                                 Vice-President


                    With a copy to:  Alan Kluger, Esquire
                                     Hourigan, Kluger, Spohrer & Quinn
                                     Suite 700, Mellon Bank Center
                                     8 West Market Street
                                     Wilkes-Barre, PA  18711

                    Notices shall be delivered by either an independent courier service that obtains a receipt for delivery or certified or registered United States Postal Service mail, return receipt requested. Any party hereto may change their address for notices by written notice to the other parties as aforesaid.

               SECTION 14.    EXPENSES.  The Borrower shall pay, or
                              --------
          reimburse the Bank for (i) out-of-pocket expenses in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Bank relating to the Loan Documents and (ii) all costs of obtaining performance under the Loan Documents by the Borrower, and all costs of collection if Default is made in the payment of the Loan or any other amount payable hereunder and all costs of realizing upon any security for any obligation hereunder, which costs shall include reasonable counsel fees and expenses.

               SECTION 15.    RIGHTS CUMULATIVE:  NO IMPLIED WAIVERS OF
                              -----------------------------------------
          RIGHTS.  The rights and remedies of the Bank under this Agreement
          ------
          and under the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that it would otherwise have, and no failure or delay by the Bank in exercising any right shall operate as a waiver of such right, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

               SECTION 16.    SET-OFF.  Upon and after the occurrence of
                              -------
          any Event of Default by the Borrower, the Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (i) to set-off against, and to appropriate and apply to the payment of the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated), any and all amounts owing by the Bank to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collected to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against and deposits so held as the Bank in its sole discretion may elect.

               SECTION 17.    INDEMNIFICATION.  Borrower shall, and does
                              ---------------
          hereby, indemnify the Bank, its successors and assigns, and hold them harmless, of and from any and all claims, demands and liabilities whatsoever (except to the extent the same was the result of Bank's negligence, willful misconduct or knowing violations of law), including the reasonable costs of attorney's fees and other defense costs, fines or other penalties or payments, arising from the making of the Loans by the Bank, or any other relationship, real or asserted, between the Bank and the Borrower especially including, but specifically not limited to any claims, demands or liabilities, asserted or arising under any federal, state or local environmental law and any other failure to comply in all respects with all environmental laws, regulations, ordinances or administrative orders which may effect the same, now or in the future. This indemnification is intended to, and shall, survive payment in full of the Loans.

               SECTION 18.    ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT
                              -----------------------------------------
          PROVISIONS.
          ----------

               THE BORROWER ACKNOWLEDGES AND AGREES THAT THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY THE BANK MAY UPON CERTAIN CIRCUMSTANCES ENTER JUDGMENT BY CONFESSION AGAINST THE BORROWER, BEING FULLY AWARE OF THE BORROWER'S WAIVER OF RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THE BORROWER BY THE BANK UNDER THE LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED. THE BORROWER HEREBY CONSENTS TO THE BANK ENTERING JUDGMENT AGAINST THE BORROWER BY CONFESSION AS PROVIDED IN THE LOAN DOCUMENTS. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT ANY OF THE BORROWER'S LIABILITY TO REIMBURSE THE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY THE BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTED COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

               THE BORROWER HEREBY KNOWINGLY AND INTELLIGENTLY, IRREVOCABLY WAIVES ANY RIGHT WHICH THE BORROWER HAS OR MAY HAVE TO A HEARING PRIOR TO THE ISSUANCE OF EXECUTION PROCESS AGAINST THE BORROWER PURSUANT TO A JUDGMENT OBTAINED BY THE BANK (WHETHER BY CONFESSION OR OTHERWISE), AND AGREES TO INDEMNIFY AND HOLD HARMLESS THE BANK, ITS AGENTS, ATTORNEYS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITY ASSOCIATED WITH SUCH EXECUTION PROCESS.

               SECTION 19.    WAIVER OF JURY TRIAL.  THE BORROWER AND THE
                              --------------------
          BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER OR THE BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER AND THE BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTER PART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER AND THE BANK TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

               SECTION 20.    SURVIVAL OF COVENANTS.  All covenants,
                              ---------------------
          agreements, representations and warranties made by the Borrower in the Loan Documents are made by or on its behalf in connection with the transactions contemplated herein shall be true in all material respects at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by the Bank or on its behalf in the making by the Bank of the Loans to the Borrower. All statements contained in any certificate, statement or other documents delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by the Borrower.

               SECTION 21.    NO ASSIGNMENT.  The Borrower may not assign
                              -------------
          any of its rights hereunder without the prior written consent of the Bank and the Bank shall not be required to lend hereunder except to the Borrower as it presently exists.

               SECTION 22.    PARTICIPATION.  The Bank may sell, assign or
                              -------------
          participate all or any portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to the Borrower in its possession.

               SECTION 23.    NO THIRD PARTY RIGHTS.  The rights and
                              ---------------------
          benefits of this Agreement and the other Loan Documents shall not inure to the benefit of any third party.

               SECTION 24.    INTEGRATION.  The Loan Documents shall be
                              -----------
          construed as integrated and complementary of each other, and as augmenting and not restricting the rights, powers, remedies and security of the Bank. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

               SECTION 25.    WAIVERS.  The provision of this Agreement
                              -------
          may, from time to time, be waived in writing by the Bank in its sole discretion. Any such waiver of any kind on the part of the Bank of any breach or default under this Agreement or any waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent set forth in such writing. No delay by the Bank in exercising any right or remedy hereunder shall operate as a waiver thereof.

               SECTION 26.    BINDING NATURE.  The rights and privileges of
                              --------------
          the Bank contained in this Agreement shall inure to the benefit of its successors and assigns, and the duties of the Borrower shall bind all of its successors and assigns.

               SECTION 27.    GOVERNING LAW.  Time of performance hereunder
                              -------------
          is of the essence of this Agreement. This Agreement and any written supplement hereto executed by the Borrower in which reference to this Agreement is made shall in all respects be governed by the laws of the Commonwealth of Pennsylvania (except to the extent that federal law governs).

               SECTION 28.    SEVERABILITY.  If any provision hereof shall
                              ------------
          for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings hereof are for convenience only and shall not in any way affect the meaning or construction of any provisions hereof.

               SECTION 29.    EXECUTION OF COUNTERPARTS. This Agreement may
                              -------------------------
          be executed in as many counterparts as may be deemed necessary by the parties, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.


                               [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have hereunder set their respective hands and seals the day and year first above written.

          ATTEST:                            BANK:

                                             CORESTATES BANK, N.A.



          /s/                                /s/
          ______________________        By:  ______________________________
                                             Its: _________________________

             (Corporate Seal)




          ATTEST:                            BORROWER:

                                             THE LION BREWERY, INC.



          /s/                                /s/
          ______________________        By:  ______________________________
                                             Its: _________________________

             (Corporate Seal)